Exhibit 10.67

CONSENT AND FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

THIS CONSENT AND FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”) is entered into as of February 8, 2012 by and among GUNDLE/SLT ENVIRONMENTAL, INC., a Delaware corporation (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party” on the signature pages hereof, JEFFERIES FINANCE LLC, (in its individual capacity, “Jefferies”), as Agent and as a Lender, and the other LENDERS signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, the other Credit Parties, Jefferies, as Agent and as a Lender, and the other Lenders from time to time party thereto are parties to that certain Second Lien Credit Agreement dated as of May 27, 2011 (as the same has been and may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Holdings has proposed to effectuate an initial public offering of shares of its common stock, par value $0.001 per share, to be underwritten on a firm commitment basis by a group of underwriters (the “Gundle IPO”), pursuant to a registration statement on Form S-1, registration statement number 333-175475, as filed with the U.S. Securities and Exchange Commission (the “SEC”), a result of which shall be that Sponsor shall cease to own, directly or indirectly, at least a majority of both the economic and voting Stock of Holdings or Stock representing voting control of Holdings; and

WHEREAS, the Credit Parties have requested that the Agent and Lenders (i) consent to certain transactions in connection with the Gundle IPO and (ii) in connection with the Gundle IPO, amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.                                       Defined Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2.                                       Limited Consent.  Upon satisfaction of the conditions set forth in Section 4 hereof, and in reliance upon the representations and warranties of the Credit Parties set forth in the Credit Agreement and in this Amendment, and notwithstanding anything to the contrary contained in the Credit Agreement or any other Loan Document, Agent and the Lenders hereby consent to the payment by the Credit Parties of a termination fee to Sponsor in the aggregate amount of $3,000,000 in connection with the termination of the Management Agreement concurrently with or promptly after the consummation of the Gundle IPO.  The consent contained in this Section 2 is a limited consent and (i) shall only be relied upon and used for the specific purposes set forth herein, (ii) shall not constitute nor be deemed to constitute a waiver of any term or condition of the Credit Agreement and the other Loan Documents, (iii) shall not constitute nor be deemed to constitute a consent by Agent or any Lender to anything other than the specific purposes set forth herein and (iv) shall not constitute a custom or course of dealing among the parties hereto.

3.                                       Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement is hereby amended as follows:

a.               Section 5.1 of the Credit Agreement is hereby amended by (i) deleting “and” at the end of clause (y) thereof, (ii) deleting the “.” at the end of clause (z) thereof and substituting “; and” therefor and (iii) adding the following new clause (aa) to the end of such section:

“(aa)                      Liens securing Indebtedness permitted under subsection 5.5(k); provided such Liens encumber only the assets of the Foreign Subsidiaries obligated in respect of such Indebtedness.”

b.              Section 11.1 of the Credit Agreement is hereby amended by deleting the definitions of “Change of Control” and “Consolidated EBITDA” set forth therein in their entirety and substituting the following, respectively, therefor:

“Change of Control” means (i) prior to a Qualified IPO, the Sponsor shall at any time and for any reason cease to own, directly or indirectly, at least a majority of both the economic and voting Stock of Holdings (determined on a fully diluted basis) or otherwise ceases to control Holdings, (ii) after a Qualified IPO, (A) the Sponsor shall at any time and for any reason cease to own, directly or indirectly, at least twenty percent (20%) of both the economic and voting Stock of Holdings (on a fully diluted, aggregate basis (regardless of class of any such Stock of Holdings)) or (B) any “person” or “group” (as such terms are used in the Sections 13(d) and 14(d) of the Exchange Act, other than the Sponsor, (x) is or shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), of thirty percent (30%) or more of the voting or economic Stock of Holdings (in either case, on a fully diluted, aggregate basis (regardless of class of any such Stock of Holdings)) or (y) has the right to elect (by contract or otherwise) a majority of the board of directors of Holdings or (C) Continuing Directors shall cease to constitute a majority of the members of the board of directors of Holdings, (iii) Holdings shall at any time and for any reason cease to own directly 100% of the Stock and Stock Equivalents of the Borrower or (iv) a “change of control” or similar event shall occur as provided (and defined) in the First Lien Indebtedness Documents.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (A) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period), without duplication, the amount of (i) total interest expense (inclusive of amortization of deferred financing fees and other original issue discount and banking fees, charges and commissions (e.g., letter of credit fees and commitment fees)) of Holdings and its Subsidiaries determined on a consolidated basis for such period, (ii) provision for taxes based on income and foreign withholding taxes for Holdings and its Subsidiaries determined on a consolidated basis for such period, (iii) all depreciation and amortization expense of Holdings and its Subsidiaries determined on a consolidated basis for such period, (iv) the amount of all Transaction Expenses for such period that are approved by the Arrangers, (v) the amount of all non-cash deferred compensation expense of Holdings and its Subsidiaries determined on a consolidated basis for such period resulting from the issuance of Stock or Stock Equivalents to former or current directors, officers or employees of Holdings or any Subsidiary of Holdings, or the exercise of such Stock Equivalents, (vi) the amount of all non-cash charges relating to the impairment or write-down of fixed assets, intangible assets (other than Accounts) or goodwill for such period, (vii) the amount of all other non-cash charges of Holdings and its Subsidiaries determined on a consolidated basis for such period, excluding any non-cash charge relating to a write-down, write off or reserve with respect to Accounts and inventory, (viii) the amount of all management fees and out-of-pocket expenses paid to the Sponsor during such period to the extent permitted pursuant to subsections 5.6(f) and (g), (ix) any losses from sales of assets for such period other than inventory sold in the Ordinary Course of Business, (x) any extraordinary cash losses for such period, (xi) currency translation non-cash losses for such period related to currency remeasurements (including any loss resulting from Rate Contracts for currency exchange risk), (xii) any unrealized non-cash losses for such period in connection with any hedging agreements, (xiii) all fees and expenses incurred for such period in connection with Permitted Acquisitions and approved by Agent, (xiv) all unusual losses, charges or expenses for such period, provided that no more than $1,000,000 in the aggregate during the term of this Agreement may be added back pursuant to this clause (xiv), and (xv) any fees and expenses incurred for such period in connection with the initial public offering of voting common Stock of Holdings, including, without limitation, fees and expenses incurred in connection with the Second Amendment (as defined in the First Lien Credit Agreement), the First Amendment and the termination fee with respect to the Management Agreement paid in accordance with the First Amendment (such termination fee not to exceed an aggregate amount of $3,000,000), and (B) subtracting therefrom (to the extent not otherwise deducted in determining Consolidated Net Income for such period) the amount of (i) all cash payments and cash charges made during such period relating to any non-cash charges taken in a previous period pursuant to preceding clause (A)(vii), (ii) any gains from sales of assets for such period other than inventory sold in the Ordinary Course of Business, (iii) any extraordinary cash gains for such period, (iv) any non-cash income or gains for such period (including any non-cash from the cancellation of Indebtedness), (v) currency translation gains for such period related to currency remeasurements (including any net gain resulting from Rate Contracts for currency exchange risk), (vi) any unrealized gains for such period in connection with any hedging agreements and (vii) solely for purposes of calculating the Interest Coverage Ratio for such period, all cash interest income for such period. For the avoidance of doubt, it is understood and agreed that, to the extent any amounts are excluded from Consolidated Net Income by virtue of the proviso to the definition thereof contained herein, add backs to Consolidated Net Income in determining Consolidated EBITDA as provided above shall be limited (or denied) in a fashion consistent with the proviso to the definition of Consolidated Net Income contained herein. Notwithstanding anything to the contrary contained above, for purposes of determining Consolidated EBITDA for any Test Period which ends prior to the first anniversary of the Closing Date, Consolidated EBITDA for all portions of such period occurring prior to the Closing Date shall be calculated in accordance with the definition of Test Period contained herein.

c.               Section 11.1 of the Credit Agreement is hereby amended by adding the following definition thereto in appropriate alphabetical order:

“First Amendment” means that certain Consent and First Amendment to Second Lien Credit Agreement dated as of February 8, 2012 by and among Borrower, the other Credit Parties, Agent and the Lenders party thereto.

4.                                       Conditions.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent or concurrent:

a.                                       the execution and delivery of this Amendment by each Credit Party, Agent and the Required Lenders;

b.                                      the consummation of the Gundle IPO; provided, in the event the Gundle IPO is not consummated, this Amendment shall nonetheless take effect solely with respect to the amendments set forth in Sections 3(a) and 3(c) and the amendment to the definition of “Consolidated EBITDA” set forth in Section 3(b) (but not with respect to Section 2 hereof or any other amendment set forth in Section 3) upon such time as (y) the other conditions precedent or concurrent set forth in this Section 4 shall have been satisfied and (z) the “Specified Amendments” as defined in the Consent and Second Amendment to First Lien Credit Agreement dated December 12, 2011 (as delivered to Agent prior to the date hereof) shall have become effective contemporaneously with this Amendment;

c.                                       the truth and accuracy of the representations and warranties contained in Section 5 hereof; and

d.                                      no Default or Event of Default shall have occurred and be continuing or arise as a direct result of the effectiveness of this Amendment.

5.                                       Representations and Warranties.   Each Credit Party hereby represents and warrants to Agent and each Lender as follows:

a.                                       the representations and warranties made by such Credit Party contained in the

Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date hereof, except to the extent such representation or warranty expressly relates to an earlier date (in which event such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date;

b.                                      such Credit Party is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

c.                                       such Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment and the Credit Agreement, as amended hereby;

d.                                      the execution, delivery and performance by such Credit Party of this Amendment and the Credit Agreement, as amended hereby, and the incurrence of the additional indebtedness, liabilities and other obligations of such Credit Party hereunder have been duly authorized by all necessary action;

e.                                       this Amendment and the Credit Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Credit Party, enforceable against such Person in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability;

f.                                         the execution, delivery and performance by each of the Credit Parties of this Amendment have been duly authorized by all necessary action, and do not and will not: (a) contravene the terms of any of that Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any material order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any material Requirement of Law in any material respect.; and

g.                                      no Default or Event of Default exists or shall arise as a direct result of the effectiveness of this Amendment.

6.                                       No Modification.  Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended and waived hereby.

7.                                       Counterparts.  This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

8.                                       Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Amendment without the prior written consent of the Agent.

9.                                       Further Assurance.  Borrower hereby agrees from time to time, as and when requested by the Agent or Lender, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment, the Credit Agreement and the Loan Documents.

10.                                 Governing Law and Jurisdiction.

(a)                                  Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest) (without regard to conflicts of law principles (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law)).

(b)                                 Submission to Jurisdiction.  Any legal action or proceeding with respect to this Amendment shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York and, by execution and delivery of this Amendment, each Credit Party hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)                                  Service of Process.  Each Credit Party hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of such Person specified in the Credit Agreement (and shall be effective when such mailing shall be effective, as provided therein).  Each Credit Party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(d)                                 Non-Exclusive Jurisdiction.  Nothing contained in this Section 10 shall affect the right of Agent to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

(e)                                  Waiver of Jury Trial.  THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

11.                                 Severability.  The illegality or unenforceability of any provision of this Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Amendment or any instrument or agreement required hereunder.

12.                                 Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Credit Parties hereby consents to this Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

GUNDLE/SLT ENVIRONMENTAL, INC.

By:	/s/ William F. Lacey
Name:	William F. Lacey
Title:	Chief Financial Officer

CREDIT PARTIES:

GSE HOLDING, INC.

By:	/s/ William F. Lacey
Name:	William F. Lacey
Title:	Chief Financial Officer

GSE LINING TECHNOLOGY, LLC

By:	/s/ William F. Lacey
Name:	William F. Lacey
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the each of the undersigned has executed this Amendment as of the date set forth above.

AGENT AND LENDERS:

JEFFERIES FINANCE LLC, as Agent and as a Lender

By:	/s/ E. Joseph Hess
Name:	E. Joseph Hess
Title:	Managing Director

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

SPECIAL VALUE OPPORTUNITIES FUND, LLC

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard M. Levkowitz
Howard M. Levkowitz
Managing Partner

SPECIAL VALUE EXPANSION FUND, LLC

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard M. Levkowitz
Howard M. Levkowitz
Managing Partner

SPECIAL VALUE CONTINUATION PARTNERS, LP

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard M. Levkowitz
Howard M. Levkowitz
Managing Partner

TENNENBAUM OPPORTUNITIES PARTNERS V, LP

By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ Howard M. Levkowitz
Howard M. Levkowitz
Managing Partner